Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161151 on Form S-8 of WEC Energy Group, Inc. of our report dated June 3, 2022 appearing in this Annual Report on Form 11-K of WEC Energy Group Employee Retirement Savings Plan for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP

Charlotte, North Carolina
June 3, 2022